As filed with the Securities and Exchange Commission on January 31, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LOGMEIN, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-1515952
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

320 Summer Street, Suite 100 Boston, Massachusetts	02210
(Address of Principal Executive Offices)	(Zip Code)

2009 Stock Incentive Plan, as amended and restated

(Full Title of the Plan)

Michael K. Simon

President and Chief Executive Officer

LogMeIn, Inc.

320 Summer Street, Suite 100

Boston, Massachusetts 02210

(Name and Address of Agent For Service)

(781)-638-9050

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	2,800,000 shares	$34.64(2)	$96,992,000(2)	$12,493

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low sale prices of the registrant’s Common Stock on the NASDAQ Global Select Market on January 27, 2014.

STATEMENT OF INCORPORATION BY REFERENCE

This registration statement on Form S-8 is filed to register the offer and sale of an additional 2,800,000 shares of the registrant’s common stock, $0.01 par value per share, to be issued under the 2009 Stock Incentive Plan, as amended and restated to date. This registration statement incorporates by reference the registrant’s registration statements on Form S-8, File No. 333-162664, File No. 333-165668 and File No. 333-169884, as filed by the registrant with the Securities and Exchange Commission on October 26, 2009, March 24, 2010 and October 12, 2010, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 31st day of January, 2014.

LOGMEIN, INC.

By:	/s/ Michael K. Simon
Michael K. Simon President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of LogMeIn, Inc., hereby severally constitute and appoint Michael K. Simon, James F. Kelliher and Michael J. Donahue, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable LogMeIn, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael K. Simon Michael K. Simon	President, Chief Executive Officer and Director (Principal executive officer)	January 31, 2014

/s/ James F. Kelliher James F. Kelliher	Chief Financial Officer (Principal financial officer)	January 31, 2014

/s/ Edward K. Herdiech Edward K. Herdiech	SVP, Finance (Principal accounting officer)	January 31, 2014

/s/ Steven J. Benson Steven J. Benson	Director	January 31, 2014

/s/ Michael J. Christenson Michael J. Christenson	Director	January 31, 2014

/s/ Edwin J. Gillis Edwin J. Gillis	Director	January 31, 2014

/s/ Irfan Salim Irfan Salim	Director	January 31, 2014

/s/ Hilary A. Schneider Hilary A. Schneider	Director	January 31, 2014

/s/ Gregory W. Hughes Gregory W. Hughes	Director	January 31, 2014

INDEX TO EXHIBITS

Number	Description

4.1(1)	Restated Certificate of Incorporation of the Registrant

4.2(2)	Second Amended and Restated By-Laws of the Registrant

4.3(1)	Specimen Certificate evidencing shares of common stock

5	Opinion of Latham & Watkins LLP, counsel to the Registrant

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5)

23.2	Consent of Deloitte & Touche LLP

24	Power of attorney (included on the signature pages of this registration statement)

99(3)	2009 Stock Incentive Plan, as amended and restated

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-148620), and incorporated herein by reference.
(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated March 15, 2013 (File No. 001-34391).
(3)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated May 30, 2013 (File No. 001-34391).